Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:

David J. Smith (877) 4-VENTAS
VENTAS TO ACQUIRE REAL ESTATE ASSETS OF ATRIA SENIOR LIVING
FOR $3.1 BILLION
Ventas to Become Largest U.S. Owner of Seniors Housing Communities
with Acquisition of 118 High-Quality, Private Pay Assets
Current Atria Management to Continue to Manage Assets Post-Closing
CHICAGO, IL — (October 22, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today that it has signed a definitive agreement to acquire substantially all of the real estate assets of privately-owned Atria Senior Living Group (“Atria”) for a total purchase price of $3.1 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares), $150 million in cash and the assumption or repayment of $1.6 billion of net debt.
Atria, based in Louisville, Kentucky, is the 4th largest operator of assisted living properties in the U.S. Atria is owned by private equity funds managed by Lazard Real Estate Partners (“LREP”). Prior to closing, Atria will spin off its management company (“Atria Management Co.”), which will continue to operate the assets under a management contract with Ventas.
Ventas will acquire from Atria 118 high-quality, private pay seniors housing assets located in markets with strong wealth demographics, including in the New York metropolitan area, New England, Boston and California. The portfolio to be acquired, which consists of 110 stable assets and eight redevelopment assets, contains approximately 13,500 units, with a median community size of 110 units, a median community age of 12 years and a current average occupancy rate exceeding 87 percent.
“The addition of 118 exceptional seniors housing assets in highly desirable locations will increase the portion of our net operating income (“NOI”) received from private pay assets to over two-thirds of our total NOI and will establish Ventas as the largest owner of seniors housing communities in the United States. Moreover, given the inherent growth in the portfolio, we expect that this transaction will improve Ventas’s growth rate,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “We are excited about this transaction with Atria, which is a highly respected operator known for its vibrant communities and its premier care to seniors.”
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Ventas to Acquire Real Estate Assets of Atria Senior Living
October 22, 2010

Ventas expects the portfolio to generate approximately $640 million in revenues in 2011 and NOI (after management fees and operating expenses) to range between $186 million and $196 million. The assets have exceptional growth prospects both from current operating dynamics and redevelopment opportunities, and Ventas expects total facility NOI to increase in the high single digits percent annually.
Ventas expects a 2011 unleveraged NOI yield of approximately 6.5 percent on the 110 stabilized assets. The purchase price implies a cost of $230,000 per unit. The transaction is expected to be breakeven to Ventas’s normalized funds from operations (“FFO”) per share in 2011 and accretive in 2012 and thereafter, after transaction related costs.
“The Atria transaction – our sixth major acquisition during the last six years – advances our strategic vision of building an excellent, high performing enterprise comprised of a portfolio of diverse and productive healthcare and senior living assets,” Cafaro continued. “We are confident that with the successful execution of this strategy, Ventas will continue to create value for our stakeholders by generating reliable, growing cash flows while prudently managing the firm.”
Transaction Benefits
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High-Quality Portfolio in Major Metro Markets with Coastal Concentrations: The portfolio to be acquired consists of 118 high-quality assets concentrated in strong wealth demographic areas. Specifically, the assets derive 68 percent of their community-level NOI from four high income, densely populated coastal markets: 29 percent from residents in the New York metropolitan area, 21 percent from residents in New England, and 18 percent from residents in Northern and Southern California.

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High Growth Profile at the Assets: The assets to be acquired have superior growth prospects and Ventas expects total NOI to increase in the high single digits percent annually. The Atria assets demonstrated durable cash flows during the recession, with limited variability, and have significant upside, with occupancies trending positively above 87 percent. Ventas anticipates additional NOI growth through redevelopment opportunities for certain assets located in affluent infill locations primarily in the greater Los Angeles, San Francisco and New York metropolitan areas.

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Excellent Industry Fundamentals: Seniors housing is an attractive, highly-fragmented market with positive industry fundamentals. While new supply of seniors housing assets in the United States is limited, the over-85 demographic is growing at three times the rate of the overall population. Upon closing, Ventas will become the largest owner of seniors housing nationally, with over 35,000 seniors housing units across 350 properties in its portfolio and will conduct business with four of the top five assisted living operators in the U.S.

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Ventas to Acquire Real Estate Assets of Atria Senior Living
October 22, 2010

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Increased Diversification and Private Pay Component to Ventas NOI: The transaction will increase Ventas’s tenant/operator diversification. Upon closing, no single tenant or operator will account for more than 29 percent of Ventas’s NOI. In addition, Ventas’s NOI from private pay assets is expected to increase to 67 percent from 58 percent.

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Enhanced Ventas Scale: Pro forma for the transaction, Ventas would be a $14 billion enterprise, and one of the 10 largest U.S. REITs by equity capitalization, with a portfolio of more than 700 seniors housing and healthcare assets in 44 states (including the District of Columbia) and two Canadian provinces.

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Increased FFO Growth Rate: Ventas expects the transaction to result in a higher long-term FFO per share growth rate from both internal and external opportunities. Ventas will benefit from this growth because the transaction utilizes Ventas’s taxable REIT subsidiary and a management structure compliant with the REIT Investment Diversification and Empowerment Act of 2007 (RIDEA).

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Strong Financial Profile: Ventas intends to maintain its three investment grade ratings and strong balance sheet, with a 33 percent debt to enterprise value and net debt to EBITDA approximating 5.6 times expected at closing. With a larger balance sheet, greater portfolio and increased earnings diversification, Ventas expects its long-term cost of capital to improve. Ventas plans to repay a significant portion of Atria’s mortgage debt with unsecured borrowings.

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Outstanding Aligned Manager: Atria Management Co. has an outstanding platform with an experienced management team, a robust reporting and regulatory infrastructure, and a long record of providing excellent care to over 13,000 senior residents. Existing Atria management will continue to lead Atria Management Co., which will be an independent privately-owned company post closing. The manager is aligned with Ventas through:

•	ownership of Ventas common stock;

•	a potential performance-based payment by Ventas in 2015 or 2016; and

•	a minority ownership stake in Atria Management Co.
“The Atria properties are attractive because they are newer seniors housing communities located in large metropolitan areas with positive fundamentals and significant growth prospects,” said Ventas Executive Vice President and Chief Investment Officer Raymond J. Lewis. “The Atria Management Co. has a superb management team and reputation, and is committed to providing high-quality care for seniors. The Atria management team is thoroughly invested in the long-term success of the communities and, ultimately, Ventas.”
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Ventas to Acquire Real Estate Assets of Atria Senior Living
October 22, 2010

John A. Moore, Chief Executive Officer of Atria, said, “Creating this important business relationship with Ventas, which is respected for its outstanding performance, long track record of reliability and financial strength, and support for its operating partners, will benefit Atria as we grow our management business and continue to provide seniors with the highest quality care. Our employees have built an outstanding senior living company that has tremendous potential to expand. The transaction represents an excellent opportunity for Atria employees as well as the residents of our communities.”
Transaction Terms
The consideration to be paid by Ventas in the transaction consists of:
•	A fixed 24.96 million shares of Ventas common stock (with a value of $1.35 billion based on Ventas’s 10-day volume weighted average price as of October 20, 2010 of $54.09);

•	$150 million in cash; and

•	$1.6 billion of net debt.
In connection with the transaction, Ventas expects to appoint Matthew J. Lustig to its Board of Directors at closing. Lustig is Chief Executive Officer and Managing Principal of LREP and a Managing Director of both Lazard Frères & Co. LLC and Lazard Alternative Investments LLC.
The transaction is structured as a tax-free merger. Completion of the transaction is subject to satisfaction of conditions regarding regulatory approvals and third party consents, and to other customary closing conditions. Ventas expects the acquisition to be completed in the first half of 2011, although there can be no assurance that the transaction will close or, if it does, when the closing will occur.
Ventas’s lead financial advisors are Jefferies & Company, Inc. and Centerview Partners LLC. BofA Merrill Lynch is also acting as a financial advisor to Ventas. Ventas’s legal advisors are Wachtell, Lipton, Rosen & Katz and Barack Ferrazzano Kirschbaum & Nagelberg. LREP’s financial advisor is Lazard Frères & Co. LLC, and its legal advisors are Sullivan & Cromwell LLP and Roberts and Holland LLP.
Conference Call Today at 10:30 A.M. ET
Ventas will hold a conference call to discuss this transaction on Friday, October 22, 2010, at 10:30 a.m. Eastern Time (9:30 a.m. Central Time). The conference call is being webcast by Thomson Reuters and can be accessed at the Ventas website at www.ventasreit.com or by dialing 617-614-3452 and providing the participant passcode “Ventas”. A replay of the webcast will be available on Ventas’s website or by calling 617-801-6888, passcode 85604526, at approximately 1:30 p.m. Eastern Time today. The webcast will be archived for 30 days.
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Ventas to Acquire Real Estate Assets of Atria Senior Living
October 22, 2010

An investor presentation discussing the Atria transaction will be available on Ventas’s website at www.ventasreit.com/.
ABOUT VENTAS
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of nearly 600 assets in 44 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
ABOUT ATRIA
Atria is the fourth largest assisted living provider in the U.S. with approximately 14,200 units in 124 communities across 27 states. More information about Atria can be found on its website at www.atriaseniorliving.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration
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Ventas to Acquire Real Estate Assets of Atria Senior Living
October 22, 2010

of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) risks associated with the Company’s recent acquisition of businesses owned and operated by Lillibridge, including its ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (w) risks associated with the Company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition;(x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (y) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.
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